Exhibit 3.2

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

TS INNOVATION II CORP.

January 22, 2021

TS Innovation II Corp. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

FIRST: The name of the Corporation is TS Innovation II Corp.

SECOND: This Amendment (the “Amendment”) to the Certificate of Incorporation of the Corporation (the “Certificate”) was duly adopted in accordance with Section 228 and Section 242 of the DGCL by the holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote thereon.

THIRD: Article I of the Certificate is hereby amended by deleting Article I thereof in its entirety and inserting in its place a new Article I to read as follows:

“ARTICLE I

NAME

The name of the corporation is Tishman Speyer Innovation II Corp. (the “Corporation”).”

FOURTH: Section 4.1 of the Certificate is hereby amended to add the following language immediately to the end of said Section 4.1:

Immediately upon the effectiveness of the Amendment (the “Effective Time”), each one (1) share of the Corporation’s Class B Common Stock, par value $0.0001 per share, issued and outstanding at the Effective Time shall automatically be changed into, reclassified and converted into 2.5 validly issued, fully paid and non-assessable shares of Class B Common Stock, without any action by the holder thereof.

FIFTH: Section 4.3(b)(ii) of the Certificate is hereby amended by replacing the words “TS Innovation Sponsor II, L.L.C.” with the words “Tishman Speyer Innovation Sponsor II, L.L.C.”

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused the Amendment to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.

TS Innovation II Corp.

By:	/s/ Paul A. Galiano
Name: Paul A. Galiano
Title: Chief Operating Officer and Chief Financial Officer

[Signature Page to TS Innovation II Corp. Certificate of Amendment]